Exhibit 99.2

Segment information for the quarters ended March 31, June 30, September 30, and
December 31, 2008 and 2007

	1Q 2008	2Q 2008	3Q 2008	4Q 2008	Total for 2008

Segment Income:
Beauty & Home	$28,400	$25,945	$21,067	$12,821	$88,233
Closures	10,804	12,493	12,280	8,337	43,914
Pharma	29,562	34,549	34,104	27,135	125,350
Corporate Expenses & Other	(14,892)	(7,385)	(8,772)	87	(30,962)
Income before interest and taxes	$53,874	$65,602	$58,679	$48,380	$226,535
Less: Interest Expense, net	(1,158)	(926)	(1,786)	(1,697)	(5,567)
Income before Income Taxes	$52,716	$64,676	$56,893	$46,683	$220,968

	1Q 2007	2Q 2007	3Q 2007	4Q 2007	Total for 2007
Segment Income:
Beauty & Home	$25,377	$25,560	$24,542	$19,645	$95,124
Closures	13,661	13,046	11,988	9,442	48,137
Pharma	22,404	26,080	29,058	26,904	104,446
Corporate Expenses & Other	(15,039)	(7,862)	(8,339)	(5,898)	(37,138)
Income before interest and taxes	$46,403	$56,824	$57,249	$50,093	$210,569
Less: Interest Expense, net	(3,221)	(2,856)	(2,658)	(1,839)	(10,574)
Income before Income Taxes	$43,182	$53,968	$54,591	$48,254	$199,995